UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2020

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Michigan Electric Transmission Company, LLC 2020 Term Loan Credit Agreement

On January 23, 2020 (the “Closing Date”), Michigan Electric Transmission Company, LLC (“METC”) entered into a Term Loan Credit Agreement (the “METC 2020 Term Loan Credit Agreement”) with the various financial institutions and other persons from time to time parties thereto as lenders (the “Lenders”), Toronto Dominion (Texas) LLC, as administrative agent for the Lenders and TD Securities (USA) LLC, as sole lead arranger and bookrunner. The METC 2020 Term Loan Credit Agreement establishes a $75,000,000 unguaranteed, unsecured term loan credit facility under which METC has borrowed the entire $75,000,000 on the Closing Date. Funds borrowed may be used for general corporate purposes of METC including the repayment of existing indebtedness. The METC 2020 Term Loan Credit Agreement contains covenants that: (a) place limitations on liens; and mergers, consolidations, liquidations and sales of all or substantially all assets and (b) require METC to maintain a maximum debt to capitalization ratio of 65%. The METC 2020 Term Loan Credit Agreement contains certain customary events of default for unsecured, unguaranteed term loan credit facilities, the occurrence of which would allow the Lenders to accelerate all outstanding loans. The maturity date of the METC 2020 Term Loan Credit Agreement is January 23, 2021. METC has the option to request one 366 day extension to the maturity date.

At METC’s option, loans under the METC 2020 Term Loan Credit Agreement will bear interest at a rate equal to LIBOR plus an applicable margin of 0.45% or at a base rate, which is defined as the higher of the prime rate at the administrative agent’s principal office in New York, New York, the Federal Reserve Bank of New York rate or 1% above LIBOR for a one month interest period on such day.

The foregoing description of the METC 2020 Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the METC 2020 Term Loan Credit Agreement. A copy of the METC 2020 Term Loan Credit Agreement is attached hereto as Exhibit 10.199 and incorporated herein by reference as though fully set forth herein.

In the ordinary course of their respective businesses, certain of the Lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with METC and its affiliates for which they have in the past received, and may in the future receive, customary fees.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.199	METC 2020 Term Loan Credit Agreement, dated as of January 23, 2020, among Michigan Electric Transmission Company, LLC, the various financial institutions and other persons from time to time parties thereto as lenders and Toronto Dominion (Texas) LLC, as administrative agent for the Lenders and TD Securities (USA) LLC, as sole lead arranger and bookrunner.
104	Cover page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Documents.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC,
as the Borrower

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	By:	ITC HOLDINGS CORP., as its sole manager

Date: January 23, 2020	By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Senior Vice President and General Counsel

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